UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934
(Amendment No.    )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐    Preliminary Proxy Statement

☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒     Definitive Proxy Statement

☐     Definitive Additional Materials

☐    Soliciting Material Pursuant to § 240.14a-12

IMMUNOVANT, INC.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check all boxes that apply):
☒     No fee required.

☐     Fee paid previously with preliminary materials.

☐     Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

IMMUNOVANT, INC.

320 West 37th Street

New York, New York 10018

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On August 17, 2022

Dear Stockholder:

You are cordially invited to attend the 2022 Annual Meeting, or the Annual Meeting, of Stockholders of Immunovant, Inc., a Delaware corporation. The Annual Meeting will be held virtually, via live webcast at www.virtualshareholdermeeting.com/IMVT2022 originating from New York, New York, on Wednesday, August 17, 2022 at 2:30 p.m., Eastern Time. We believe hosting a virtual meeting enables participation by more of our stockholders, while lowering the cost of conducting the meeting. Further, we believe the virtual meeting format is even more critical in light of the ongoing COVID-19 pandemic, as the safety of our employees, communities and stockholders is our first priority. Stockholders attending the virtual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting. We encourage you to attend online and participate. We recommend that you log in a few minutes before 2:30 p.m. Eastern Time, on August 17, 2022 to ensure you are logged in when the Annual Meeting starts.

The Annual Meeting will be held for the following purposes:
1.To elect the Board of Directors’ three nominees for director to serve until the 2023 Annual Meeting of Stockholders and until their successors are duly elected and qualified.
2.To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2023.
3.To hold a non-binding, advisory vote on the compensation of our named executive officers as disclosed in this proxy statement.
4.To conduct any other business properly brought before the meeting
These items of business are more fully described in the Proxy Statement accompanying this Notice.

The Record Date for the Annual Meeting is June 21, 2022. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held Virtually, Via Live Webcast at www.virtualshareholdermeeting.com/IMVT2022 on August 17, 2022, at 2:30 p.m. Eastern Time.

The proxy statement and our annual report are available at
www.proxyvote.com.

By Order of the Board of Directors
/s/ Peter Salzmann, M.D.

Peter Salzmann, M.D.
Chief Executive Officer

New York, New York
June 30, 2022

You are cordially invited to attend the Annual Meeting online. Whether or not you expect to attend the meeting online, please complete, date, sign and return the proxy mailed to you, or vote over the internet as instructed in these materials, as promptly as possible in order to ensure your representation at the Annual Meeting. Even if you have voted by proxy, you may still vote online if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other agent and you wish to vote at the Annual Meeting, you must follow the instructions from such organization and will need to obtain a proxy issued in your name from that record holder.

IMMUNOVANT, INC.

320 West 37th Street

New York, New York 10018

PROXY STATEMENT

FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS

To be Held on August 17, 2022 at 2:30 p.m. Eastern Time

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

What is Immunovant?

On December 19, 2019, Immunovant Sciences Ltd., or ISL, and Health Sciences Acquisitions Corporation, or HSAC, announced the closing of the transactions contemplated by the Share Exchange Agreement, dated September 29, 2019, between HSAC, ISL, the stockholders of ISL, and Roivant Sciences Ltd., or RSL, as representative of such sellers. Upon the closing of the transactions, or the Business Combination, HSAC acquired 100% of the issued and outstanding common shares of ISL in exchange for shares of common stock of HSAC, and ISL became a wholly owned subsidiary of HSAC.

Upon the closing of the Business Combination, we changed our name from Health Sciences Acquisitions Corporation to Immunovant, Inc., sometimes referred herein to as the Company or Immunovant. The executive officers of HSAC resigned, and the executive officers of ISL were appointed to be the executive officers of Immunovant, Inc. In addition, certain members of the HSAC board of directors resigned, and all the members of the ISL board of directors were appointed to the Board of Directors of Immunovant, Inc., or the Board.

Why did I receive a notice regarding the availability of proxy materials on the internet?

Pursuant to rules adopted by the Securities and Exchange Commission, or the SEC, we have elected to provide access to our proxy materials primarily over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials, or the Notice, because our Board is soliciting your proxy to vote at the 2022 Annual Meeting of Stockholders, or the Annual Meeting, including at any adjournments or postponements of the Annual Meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

We intend to mail the Notice on or about June 30, 2022 to all stockholders of record as of June 21, 2022, or the Record Date, who are entitled to vote at the Annual Meeting.

Will I receive any other proxy materials by mail?

No, you will not receive any other proxy materials by mail unless you request a paper copy of proxy materials. To request that a full set of the proxy materials be sent to your specified postal address, please go to www.proxyvote.com or call 1-800-579-1639. Please have your proxy card in hand when you access the website or call and follow the instructions provided.

How do I attend, participate in, and ask questions during the Annual Meeting?

We will be hosting the Annual Meeting via live webcast only. Any stockholder can attend the Annual Meeting live online at www.virtualshareholdermeeting.com/IMVT2022. The meeting will start at 2:30 p.m., Eastern Time, on Wednesday, August 17, 2022. Stockholders attending the Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting. We believe hosting a virtual meeting enables participation by more of our stockholders, while lowering the cost of conducting the meeting. Further, we believe the virtual meeting format is even more critical in light of the COVID-19 pandemic, as the safety of our employees, communities and stockholders is our first priority.

In order to enter the Annual Meeting, you will need the control number, which is included in the Notice or on your proxy card if you are a stockholder of record of shares of common stock, or included with your voting instruction card and voting instructions received from your broker, bank or other agent if you hold your shares of common stock in a “street name.” Instructions on how to attend and participate are available at www.virtualshareholdermeeting.com/IMVT2022. We recommend that you log in a few minutes before 2:30 p.m., Eastern Time to ensure you are logged in when the Annual Meeting starts. The webcast will open 15 minutes before the start of the Annual Meeting.

If you would like to submit a question during the Annual Meeting, you may log in to www.virtualshareholdermeeting.com/IMVT2022 using your control number, type your question into the “Ask a Question” field, and click “Submit.”

To help ensure that we have a productive and efficient meeting, and in fairness to all stockholders in attendance, you will also find posted our rules of conduct for the Annual Meeting when you log in prior to its start. These rules of conduct will include the following guidelines:

•You may submit questions and comments electronically through the meeting portal during the Annual Meeting.

•Only stockholders of record as of the Record Date for the Annual Meeting and their proxy holders may submit questions or comments.

•Please direct all questions to Peter Salzmann, M.D., M.B.A., our Chief Executive Officer.

•Please include your name and affiliation, if any, when submitting a question or comment.

•Limit your remarks to one brief question or comment that is relevant to the Annual Meeting and/or our business.

•Questions may be grouped by topic by our management.

•Questions may also be ruled as out of order if they are, among other things, irrelevant to our business, related to pending or threatened litigation, disorderly, repetitious of statements already made, or in furtherance of the speaker’s own personal, political or business interests.

•Be respectful of your fellow stockholders and Annual Meeting participants.

•No audio or video recordings of the Annual Meeting are permitted.

What if I have technical difficulties or trouble accessing the Annual Meeting?

We will have technicians ready to assist you with any technical difficulties you may have accessing the Annual Meeting. If you encounter any difficulties accessing the Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted at www.virtualshareholdermeeting.com/IMVT2022 or at www.proxyvote.com. Technical support will be available starting at 2:30 p.m. Eastern Time on August 17, 2022.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on June 21, 2022, or the Record Date, will be entitled to vote online at the Annual Meeting. On the Record Date, there were 116,516,416 shares of common stock outstanding and entitled to vote and 10,000 shares of Series A preferred stock outstanding and entitled to vote. RSL holds all outstanding shares of our Series A preferred stock. Each share of Series A preferred stock is entitled to one vote per share and is convertible at any time at the option of RSL into one share of common stock.

In addition, a list of stockholders of record will be available during the Annual Meeting for inspection by stockholders of record for any legally valid purpose related to the Annual Meeting at www.virtualshareholdermeeting.com/IMVT2022.

Stockholder of Record: Shares Registered in Your Name

If, on June 21, 2022, your shares were registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote online during the Annual Meeting or by proxy in advance. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares by proxy in advance of the Annual Meeting through the internet, by telephone or by completing and returning a printed proxy card that you may request or that we may elect to deliver at a later time to ensure your vote is counted. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

If, on June 21, 2022, your shares were held, not in your name, but rather in an account at a broker, bank or other agent, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. You should follow the instructions in the Notice or the voting instructions provided by your broker, bank or other agent in order to instruct your broker, bank or other agent on how to vote your shares.

What am I voting on?

There are three matters scheduled for a vote:

•Proposal No. 1 – To elect three directors to hold office until the 2023 Annual Meeting of Stockholders and until their successors have been duly elected and qualified;

•Proposal No. 2 – To ratify the selection by the Audit Committee of the Board of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2023; and

•Proposal No. 3 – To hold a non-binding advisory vote on the compensation of our named executive officers, or “Say-on-Pay.”

What if another matter is properly brought before the meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with his or her best judgment.

How do I vote?

You may either vote “For” the nominees to the Board or you may “Withhold” your vote for all nominees or any nominee you specify. For each of the other matters you may vote “For” or “Against” or abstain from voting.

The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote (1) online during the Annual Meeting or (2) in advance of the Annual Meeting by proxy through the internet, by telephone or by using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote online even if you have already voted by proxy.

•To vote online during the Annual Meeting, follow the provided instructions to join the Annual Meeting at www.virtualshareholdermeeting.com/IMVT2022, starting at 2:30 p.m., Eastern Time on Wednesday, August 17, 2022. The webcast will open 15 minutes before the start of the Annual Meeting.
•To vote in advance of the Annual Meeting through the internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the control number from the Notice or the printed proxy card. Your internet vote must be received by 11:59 p.m., Eastern Time on Tuesday, August 16, 2022 to be counted.
•To vote in advance of the Annual Meeting by telephone, dial 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the control number from the Notice or the printed proxy card. Your telephone vote must be received by 11:59 p.m., Eastern Time on Tuesday, August 16, 2022 to be counted.
•To vote in advance of the Annual Meeting using a printed proxy card that may be delivered to you, simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a Notice containing voting instructions from that organization rather than from Immunovant. Simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote online at the Annual Meeting, you should follow the instructions in the Notice or the voting instructions provided by your broker, bank or other agent in order to instruct your broker, bank or other agent on how to vote your shares. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.

Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of June 21, 2022. In addition, RSL has one vote for each share of Series A preferred stock it owns as of June 21, 2022.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote by completing your proxy card, through the internet, by telephone or online at the Annual Meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent

If you are a beneficial owner and do not instruct your broker, bank or other agent how to vote your shares, the question of whether your broker, bank or other agent will still be able to vote your shares depends on whether the particular proposal is deemed to be a “routine” matter. Brokers, banks and other agents can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under applicable rules and interpretations, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. Accordingly, your broker, bank or other agent may not vote your shares on Proposal No. 1 or Proposal No. 3 without your instructions, but may vote your shares on Proposal No. 2 even in the absence of your instruction.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of the nominees for director, “For” the ratification of selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2023 and "For" the Say-on-Pay proposal. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokers, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each of the Notices you receive to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•You may submit another properly completed proxy card with a later date.

•You may grant a subsequent proxy by telephone or through the internet.

•You may send a timely written notice that you are revoking your proxy to our Secretary at Immunovant, Inc. 320 West 37th Street, New York, New York 10018.

•You may attend the Annual Meeting and vote online. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent

If your shares are held by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count, (a) for Proposal No. 1 to elect directors, votes “For,” “Withhold” and broker non-votes, (b) for Proposal No. 2 to ratify the selection of our auditor, votes “For” and “Against,” as well as abstentions and (c) for Proposal No. 3 on the Say-on-Pay, votes “For” and “Against,” abstentions and broker non-votes.

Abstentions will be counted towards the vote total for Proposal No. 2 and Proposal No. 3, and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for Proposal No. 1 and Proposal No. 3. We do not expect broker non-votes to exist in connection with Proposal No. 2.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give voting instructions to his or her broker, bank or other agent holding his or her shares as to how to vote on matters deemed to be “non-routine,” the broker, bank or other such agent cannot vote the shares. These unvoted shares are counted as “broker non-votes.” Since Proposal No. 1 and Proposal No. 3 are considered to be “non-routine,” we expect broker non-votes to exist in connection with Proposal No. 1 and Proposal No. 3 a. Proposal No. 2 is considered to be “routine,” and therefore we do not expect broker non-votes to exist in connection with Proposal No. 2.

As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

How many votes are needed to approve each proposal?

•Proposal No. 1 – For the election of directors, the three nominees receiving the most “For” votes from the holders of shares present by virtual attendance or represented by proxy and entitled to vote on the election of directors will be elected. Accordingly, only votes “For” will affect the outcome.

•Proposal No. 2 – To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2023, the proposal must receive “For” votes from the holders of a majority of shares present by virtual attendance or represented by proxy and entitled to vote on the matter. If you “Abstain” from voting, it will have the same effect as an “Against” vote.

•Proposal No. 3 – For the Say-on-Pay vote, the proposal must receive “For” votes from the holders of a majority of shares present by virtual attendance or represented by proxy and entitled to vote on the matter. If you “Abstain” from voting, it will have the same effect as an “Against” vote.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the voting power of the outstanding shares entitled to vote are present at the meeting online or represented by proxy. On the Record Date, there were 116,516,416 shares outstanding and entitled to vote. Thus, the holders of 58,258,209 shares must be present at the Annual Meeting by virtual attendance or represented by proxy at the meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other agent) or if you vote online at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting by virtual attendance or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

When are stockholder proposals and director nominations due for next year’s Annual Meeting?

Requirements for stockholder proposals to be brought before an annual meeting.

Our amended and restated bylaws provide that, for stockholder director nominations or other proposals to be considered at an annual meeting, the stockholder must give timely notice thereof in writing to our Secretary at Immunovant, Inc., 320 West 37th Street, New York, New York 10018. To be timely for the 2023 Annual Meeting of Stockholders, a stockholder’s notice must be delivered to or mailed and received by our Secretary at our principal executive offices between April 19, 2023 and May 19, 2023; provided that if the date of that annual meeting of stockholders is earlier than July 18, 2023, or later than September 16, 2023, you must give the required notice not earlier than the 120th day prior to the meeting date and not later than the 90th day prior to the meeting date or, if later, the 10th day following the day on which public disclosure of that meeting date is first made. A stockholder’s notice to the Secretary must also set forth the information required by our amended and restated bylaws.

In addition to satisfying the foregoing requirements under our amended and restated bylaws, to comply with the universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, no later than April 18, 2023.

Requirements for stockholder proposals to be considered for inclusion in our proxy materials.

Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at the 2023 Annual Meeting of Stockholders must be received by us not later than March 2, 2023 in order to be considered for inclusion in our proxy materials for that meeting.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our business and affairs are managed under the direction of the Board. Pursuant to our amended and restated charter, the authorized number of directors will be no less than seven directors, and may be changed only by resolution approved by a majority of the Board, including the directors appointed by the holder(s) of our Series A preferred stock.

The Board presently has seven members. Pursuant to our amended and restated charter, the holder(s) of our Series A preferred stock are entitled to elect four directors. Each director elected by the holder(s) of our Series A preferred stock shall serve until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal. The holders of common stock are entitled to elect the remaining three directors. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors.

There are three directors elected by the holders of common stock and Series A preferred stock voting together as a single class, whose term expires in 2022. They are Dr. Salzmann, Mr. Migausky and Mr. Hughes. Dr. Salzmann and Mr. Hughes served as members of the board of directors of ISL from October 2019 until the closing of the Business Combination in December 2019, and have served as members of the Board since the closing of the Business Combination in December 2019. Mr. Migausky previously served on the board of directors of HSAC since March 2019, and has continued to serve as a member of the Board after the closing of the Business Combination. If elected at the Annual Meeting, these nominees would serve until the 2023 Annual Meeting of Stockholders and until their successors have been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. Our policy is to encourage directors and nominees for director to attend the Annual Meeting.

Directors are elected by a plurality of the votes of the holders of shares of common stock and Series A preferred stock present by virtual attendance or represented by proxy and entitled to vote on the election of directors. Accordingly, the three nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of each of the nominees named below. If the nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by Immunovant. Each person nominated for election has consented to being named as a nominee in this proxy statement and has agreed to serve if elected. We have no reason to believe that any nominee will be unable to serve. The following is a brief biography of (i) the nominees for election at the Annual Meeting and (ii) the directors elected by the holder of Series A preferred stock whose term will continue after the Annual Meeting, including their respective ages, as of June 21, 2022. Each biography includes information regarding the specific experience, qualifications, attributes or skills that led the Nominating and Corporate Governance Committee and the Board to determine that the applicable nominee or other current director should serve as a member of the Board.

NOMINEES FOR ELECTION FOR A TERM EXPIRING AT THE 2023 ANNUAL MEETING

Peter Salzmann, M.D., M.B.A., age 54, has served as a member of ISL’s board of directors since October 2019 and as the Chief Executive Officer of IMVT Corporation. Since the closing of the Business Combination in December 2019, Dr. Salzmann has served as our Chief Executive Officer and also as a member of the Board. From November 2018 to June 2019, he served as Global Brand Development Leader in Immunology at Eli Lilly and Company, where he designed and executed a comprehensive indication development strategy and oversaw Phase 2 and 3 clinical trial execution. From March 2013 to October 2018, Dr. Salzmann was Head of U.S. Immunology at Eli Lilly, and Managing Director of Lilly Alps from January 2011 to April 2013. From January 2008 to December 2010, Dr. Salzmann was the Head of Marketing for Eli Lilly China. Dr. Salzmann currently serves as a member of the board of directors of Corbus Pharmaceuticals Holdings, Inc., a publicly traded biotechnology company. Dr. Salzmann earned a B.A. in Chemistry from Northwestern University, an M.D. from University of Chicago’s Pritzker School of Medicine, and an M.B.A. from Stanford University’s Graduate School of Business.

The Board believes that Dr. Salzmann’s position as our Chief Executive Officer and his extensive prior experience in the biopharmaceutical industry qualify him to serve as a member of the Board.

George Migausky, age 67, has served as a member of our Board since the closing of the Business Combination in December 2019 and as a member of ISL’s board of directors since March 2020. From March 2019 until the closing of the Business Combination he served as a member of HSAC’s board of directors. Mr. Migausky has more than 30 years of experience in the life sciences industry, having served as Chief Financial Officer for several public biopharmaceutical and clinical diagnostic companies. In 2017, Mr. Migausky served as interim Chief Financial Officer for Ocular Therapeutix, Inc. Prior to that, he served as Executive Vice President and Chief Financial Officer of Dyax Corp., a position he held from 2008 through the company’s acquisition by Shire for $6.4 billion in 2016. Before joining Dyax in 2008, Mr. Migausky served as Chief Financial Officer of IGEN International and BioVeris Corporation through their acquisitions by F. Hoffman LaRoche in 2004 and 2007, respectively. Current directorships include REGENXBIO, a publicly traded biotechnology company, a position he has held since 2021, Hyperion Catalysis International, a position he has held since 2008, and the Massachusetts Eye and Ear Institute, where he has served as a trustee since 2015. Mr. Migausky has previously served on the board of directors as Chair of the audit committee at Dimension Therapeutics, a position he held from 2015 until the company was acquired in 2017, and at Abeona Therapeutics during 2020. Mr. Migausky received a B.S. from Boston College and an M.B.A. from Babson College.

The Board believes that Mr. Migausky’s qualifications to sit on our Board include his experience both in the capacity of an executive as well as a director, along with his expertise in strategic planning, corporate financing and financial reporting, business development and human resources.

Douglas Hughes, age 60, has served as a member of ISL’s board of directors since October 2019. Since the closing of the Business Combination in December 2019, Mr. Hughes has served as a member of our Board. Since 2018, Mr. Hughes has served as Chief Financial Officer of Calyxo Inc., an early stage medical device company. From 2011 until 2018, Mr. Hughes was Chief Financial Officer for NeoTract, Inc., a Urology company. Prior to that time, he served as Chief Financial Officer and Chief Operating Officer for Nellix, Inc., an endovascular graft biotechnology company. Before joining Nellix, Inc., Mr. Hughes served as Chief Financial Officer for Evalve Inc., a medical device company, from 2009 until 2010. Prior to 2009, Mr. Hughes held a variety of senior finance management positions at Boston Scientific, Guidant Corporation and The Clorox Company. Mr. Hughes currently serves as a member of the board of directors and the audit committee of Eargo Inc., a publicly traded medical device company and at Calyxo Inc., a privately held medical device company. Mr. Hughes received a B.S. in Finance from San Francisco State University and an M.B.A. from the University of Chicago.

The Board believes that Mr. Hughes’ expertise in successfully leading high-growth companies, his experience in strategic planning and his knowledge of mergers and acquisitions qualifies him to serve as a member of the Board.

THE BOARD RECOMMENDS

A VOTE “FOR” EACH OF THE NAMED NOMINEES ABOVE.

SERIES A PREFERRED STOCK DIRECTORS

Pursuant to our amended and restated charter, the holder(s) of our Series A preferred stock are entitled to elect four directors, which individuals will be appointed immediately following the Annual Meeting and are Mr. Fromkin and Drs. Pande, Torti and Venker. RSL is also entitled to cast the number of votes equal to the number of whole shares of common stock into which the shares of its Series A preferred stock are convertible as of the Record Date.

Andrew Fromkin, age 56, has served as a member of ISL’s board of directors since October 2019. Since the closing of the Business Combination in December 2019, Mr. Fromkin has served as a member of our Board. Since January 2021, Mr. Fromkin has served as the Vant Portfolio Operating Partner for Roivant Sciences, Inc., or RSI, and serves as the Acting Chief Executive Officer of Proteovant Sciences, Inc. (focused on protein degradation). From March 2015 to September 2020, Mr. Fromkin has served as Chief Executive Officer of Tarveda Therapeutics, Inc. (formerly Blend Therapeutics, Inc.). From 2005 until 2011, Mr. Fromkin served in various roles for Clinical Data, Inc., including Executive Vice President (October 2005 until May 2006) and President, Chief Executive Officer and Director (May 2006 until May 2011). Prior to Clinical Data, Mr. Fromkin served as President and Chief Executive Officer of DoctorQuality, Inc., President, Chief Executive Officer and Director of Endo Surgical Devices, Inc. and Corporate Vice President, Business Development, for Merck-Medco, a wholly-owned subsidiary of Merck & Co. Mr. Fromkin began his career at Health Information Technologies, Inc. as General Manager of its subsidiary, MCA, and Director of Marketing and Payer Alliances for the parent company. From 2014 until 2016, Mr. Fromkin served on the board of Regado Biosciences, Inc. which became Tobira Therapeutics, Inc. in 2015. Mr. Fromkin received a B.A. from Brandeis University.

The Board believes that Mr. Fromkin’s significant experience in the biopharmaceutical industry and his knowledge of healthcare ventures qualifies him to serve as a member of the Board.

Atul Pande, M.D., age 67, has served as a member of ISL’s board of directors since October 2019. Since the closing of the Business Combination in December 2019, Dr. Pande has served as a member of our Board. Dr. Pande has extensive experience in treatment development across multiple disease areas. He is currently an independent board member of Sio Gene Therapies, Karuna Therapeutics, Autifony Therapeutics, and Perception Neurosciences. He previously served as the Chief Medical Officer of PureTech Health, Chief Medical Officer of Tal Medical, and medical advisor to PureTech Health. Since April 2014, he has also served as President of Verity BioConsulting, a drug development consulting firm that provides services to clients in the biopharmaceutical business. From 2007 to April 2014, Dr. Pande was Senior Vice President and Senior Advisor, Pharmaceutical R&D at GlaxoSmithKline. He has also held senior roles at Pfizer R&D, Parke-Davis/ Warner-Lambert and Lilly Research Laboratories. He has been on the Scientific Advisory Boards of Cennerv Pharma and Centrexion Corporation. Dr. Pande is a physician who completed his research fellowship training in psychiatry at the University of Michigan Medical School and his postgraduate specialty training and psychiatry residency program at Western University.

The Board believes that Dr. Pande’s medical background and his significant knowledge of the biopharmaceutical industry qualifies him to serve as a member of the Board.

Frank M. Torti, M.D., age 43, has served as Chairperson of ISL’s board of directors since June 2019. Since the closing of the Business Combination in December 2019 to August 2021, Dr. Torti has served as Chairperson of the Board of Immunovant. In August 2021, Dr. Torti was appointed Executive Chairperson of the Board of Immunovant. Dr. Torti has served as the Vant Chair of RSI since January 2020. In this capacity he serves as Chairperson of the boards of directors of the biopharmaceutical companies in the Roivant family and is responsible for the operations and management of those companies. He previously served as Vant Investment Chair of RSI, from August 2018 to December 2019. Prior to joining RSI, from August 2007 to August 2018, Dr. Torti served as a Partner of New Enterprise Associates, or NEA, specializing in investments in healthcare. Prior to joining NEA, Dr. Torti worked for the Duke University Center for Clinical & Genetic Economics from 2002 to 2005 in various capacities, where he was involved in clinical trials research and economic evaluations of multinational clinical trials. Dr. Torti presently serves as Chairperson of the boards of directors of Arbutus Biopharma Corp., Sio Gene Therapies, Inc. and several private biopharmaceutical companies. He has previously served on the boards of directors of numerous development and commercial stage public and private healthcare companies, including Annexon Biosciences, Inc., Eargo Inc., Galera Therapeutics, Inc., Myovant Sciences Ltd., NeoTract, Inc., Novast Pharmaceuticals Ltd., Urovant Sciences Ltd., and others. Dr. Torti earned an M.D. from the University of North Carolina School of Medicine, an M.B.A. from Harvard Business School and a B.A. from the University of North Carolina.

The Board believes that Dr. Torti’s extensive experience in healthcare investing, as well as his operating and clinical trial background, qualifies him to serve on the Board.

Eric Venker, M.D., Pharm.D., age 35, has served as a member of our Board since February 2020. Since February 2021, Dr. Venker has served as President, Chief Operating Officer of RSI, having previously served as Chief Operating Officer of RSI, since November 2018. Previously, from October 2017 to October 2018, he was Chief of Staff to RSI’s Chief Executive Officer, and from 2014 to 2015, as an Analyst at RSI. From 2015 to 2017, Dr. Venker was a physician at New York Presbyterian Hospital/Columbia University Medical Center, where he trained in internal medicine, and also served as Chair of the House Staff Quality Council leading operational initiatives to improve efficiencies. From 2011 to 2015, Dr. Venker was a Clinical Pharmacist at Yale-New Haven Hospital. Dr. Venker presently serves on the boards of directors of Arbutus Biopharma Corp., Sio Gene Therapies, Inc. and several private biopharmaceutical companies. He received his Pharm.D. from St. Louis College of Pharmacy and his M.D. from Yale School of Medicine.

The Board believes that Dr. Venker’s medical background and experience in the biopharmaceutical industry qualify him to serve as a member of the Board.

BOARD DIVERSITY MATRIX (as of June 21, 2022)
Total Number of Directors: 7
	Female	Male	Non-Binary	Did Not Disclose Gender
PART I: GENDER IDENTITY	—	—	—	—
DIRECTORS	—	6	—	1
PART II: DEMOGRAPHIC BACKGROUND	—	—	—	—
AFRICAN AMERICAN OR BLACK	—	—	—	—
ALASKAN NATIVE OR NATIVE AMERICAN	—	—	—	—
ASIAN	—	1	—	—
HISPANIC OR LATINX	—	—	—	—
NATIVE HAWAIIAN OR PACIFIC ISLANDER	—	—	—	—
WHITE	—	5	—	—
TWO OR MORE RACES OR ETHNICITIES	—	—	—	—
LGBTQ+	—	—	—	—
DID NOT DISCLOSE DEMOGRAPHIC BACKGROUND	—	1	—	—

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Family Relationships

There are no family relationships between the Board and any of our executive officers.

Director Independence and Controlled Company Exemption

We are a “controlled company” within the meaning of the listing rules of the Nasdaq Stock Market LLC, or Nasdaq. We will remain a “controlled company” so long as either more than 50% of the voting power for the election of directors is held by RSL, or the directors elected by RSL as holder of the Series A preferred stock control all matters presented to its Board for a vote. As such, we intend to avail ourselves of the controlled company exemptions under the Nasdaq listing rules. As a controlled company, we will not be required to have a majority of our Board comprised of “independent directors,” as defined under the Nasdaq listing rules, or to have a Compensation Committee or a Nominating and Corporate Governance Committee composed entirely of independent directors. Accordingly, you may not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of Nasdaq. We may continue to rely on these exemptions so long as we are allowed to as a “controlled company.”

The “controlled company” exemption does not modify the independence requirements for the Audit Committee, and we comply with the requirements of Rule 10A-3 of the Exchange Act, and the Nasdaq listing rules, which rules require that our Audit Committee be composed of at least three members.

The Board has undertaken a review of the independence of the directors and considered whether any director has a material relationship with us that could compromise his ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, the Board has determined that the following three directors are independent directors within the meaning of applicable rules and regulations of the Securities and Exchange Commission, or the SEC, and Nasdaq listing rules: Messrs. Hughes and Migausky and Dr. Pande. Dr. Salzmann is not independent due to his position as Chief Executive Officer of Immunovant, and Dr. Torti, Dr. Venker and Mr. Fromkin are not independent due to their positions with RSI.

BOARD LEADERSHIP STRUCTURE

We believe that all members of the Board should have a voice in the affairs and the management of Immunovant. The Board believes that our stockholders are best served at this time by having a chairperson, who is an integral part of our Board structure and a critical aspect of effective corporate governance. Dr. Torti has served as chairperson of the Board since the closing of the Business Combination in December 2019. In August 2021, Dr. Torti was appointed Executive Chairperson of the Board. Dr. Torti brings considerable skills and experience, as described above, to the role. While our Chief Executive Officer has primary responsibility for preparing the agendas for Board meetings, our chairperson has significant responsibilities, which are set forth in our corporate governance guidelines, and include, in part:

•Establishing the agenda for regular Board meetings;

•Coordinating with the committee chairs regarding meeting agendas and information requirements, and presiding over portions of meetings of the Board at which the evaluation or compensation of the Chief Executive Officer is presented or discussed;

•Coordinating the activities of the other directors, and performing such other duties the Board may establish or delegate from time to time; and

•Acting as principal liaison between the members of the Board and the Chief Executive Officer.

The active involvement of our independent directors, combined with the qualifications and significant responsibilities of our chairperson and other directors, provide balance on the Board and promote strong, independent oversight of our management and affairs.

Policy Regarding Hedging of Our Common Stock

Our executive officers and directors are prohibited from hedging and speculative trading in and out of Immunovant’s common stock, including short sales and leverage transactions, such as puts and calls.

Role of the Board In Risk Oversight

The Board and each of its committees has an active role in overseeing management of our risks. The Board regularly reviews information regarding our credit, liquidity and operations, as well as the risks associated with each. The Audit Committee’s charter mandates the Audit Committee to review and discuss with management, and our independent registered public accounting firm, as appropriate, our major financial risk exposures and the steps taken by management to monitor and control these exposures. The Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements, as well as risks associated with employee retention and the recruitment of future talent. The Nominating and Corporate Governance Committee manages risks associated with the independence of the Board and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks.

Meetings of the Board and Its Committees

The Board met 13 times during the fiscal year ended March 31, 2022. The Audit Committee met five times during the fiscal year ended March 31, 2022. The Compensation Committee met 12 times during the fiscal year ended March 31, 2022. The Nominating and Corporate Governance Committee met three times during the fiscal year ended March 31, 2022. Each director attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he served, held during the portion of the fiscal year ended March 31, 2022 for which he was a director or committee member.

Information Regarding Committees of the Board

The Board has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides membership information for the fiscal year ended March 31, 2022 for each of these Board committees:

Name	Audit	Compensation	Nominating and Corporate Governance
Peter Salzmann, M.D., M.B.A.
Frank M. Torti, M.D., M.B.A. (1)		☑
Andrew Fromkin		☑*	☑*
Douglas Hughes	☑	☑
George Migausky	☑*
Atul Pande, M.D.(1)	☑		☑
Eric Venker, M.D., Pharm.D.			☑

*    Committee Chairperson
(1)     Dr. Pande replaced Dr. Torti on the Nominating and Corporate Governance Committee on July 29, 2021.

Below is a description of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee of the Board for the fiscal year ended March 31, 2022. The written charters of the committees are available to stockholders on the investors section of our website at www.immunovant.com. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities.

Audit Committee

The Audit Committee consists of Mr. Migausky, Mr. Hughes and Dr. Pande, with Mr. Migausky as the chairperson of the Audit Committee. The Audit Committee consists solely of directors who are independent under the listing standards of Nasdaq and meet the independence standards set forth in Rule 10A-3 of the Exchange Act. The Board has further determined that each of the members of the Audit Committee satisfies the financial literacy and sophistication requirements of the SEC and Nasdaq listing rules. In addition, the Board has determined that Mr. Migausky and Mr. Hughes each qualify as an audit committee financial expert, as defined in Item 407(d)(5) of Regulation S-K promulgated under the Securities Act of 1933, as amended, or the Securities Act.

The principal duties and responsibilities, among others, of our Audit Committee include:

•recommending whether to retain an independent registered public accounting firm to serve as independent auditor to audit our financial statements, overseeing the independent auditor’s work and determining the independent auditor’s compensation;

•approving in advance all audit services and non-audit services to be provided by our independent auditor;

•establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls, auditing or compliance matters, as well as for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;

•overseeing our risk assessment and risk management processes;

•reviewing and ratifying all related party transactions, based on the standards set forth in our related party transactions policy;

•reviewing and discussing with management and the independent auditor the results of the annual audit and the independent auditor’s review of our quarterly financial statements;

•conferring with management and the independent auditor about the scope, adequacy and effectiveness of our internal accounting controls, the objectivity of our financial reporting and our accounting policies and practices;

•making periodic reports to the Board regarding compliance matters, including reporting any substantial deviations from, or potential violations of, our compliance policies and procedures;

•establishing internal reporting procedures for employees to confidentially report to our compliance officer any identified issues or questions regarding our compliance program; and

•developing, recommending, reviewing and updating our compliance policies and procedures to ensure continued compliance with the current legal and regulatory landscape in which we operate.

Both our independent registered public accounting firm and management periodically meet privately with the Audit Committee.

Report of the Audit Committee of the Board

The Audit Committee has reviewed and discussed the audited financial statements for the year ended March 31, 2022 with management. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board, or PCAOB and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board that the audited financial statements be included in Immunovant’s Annual Report on Form 10-K for the year ended March 31, 2022.

George Migausky (Chairperson)
Atul Pande
Douglas Hughes

The material in this report is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of Immunovant under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

The Compensation Committee consists of Mr. Fromkin, Mr. Hughes and Dr. Torti, with Mr. Fromkin as the chairperson of the Compensation Committee. The principal duties and responsibilities, among others, of our Compensation Committee include:

•reviewing and making recommendations to the Board regarding, performance goals and objectives relevant to the compensation of our chief executive officer, evaluating the performance of our Chief Executive Officer in light of those goals and objectives and recommending to the full Board for approval, the Chief Executive Officer’s compensation, including incentive-based and equity-based compensation, based on that evaluation;

•review and recommend to the Board the compensation of other executive officers, based in part on recommendations of the Chief Executive Officer;

•exercising administrative authority under our equity incentive plan and any employee benefit plans;

•ensuring that our compensation arrangements are competitive, promote long-term retention, promote the success of Immunovant and align the interests of our employees with those of our stockholders;

•making recommendations to the Board regarding director compensation;

•overseeing risks and exposures associated with executive and director compensation plans and arrangements;

•reviewing and discussing with management the compensation discussion and analysis that we may be required from time to time to include in SEC filings; and

•preparing a Compensation Committee report on executive and director compensation as may be required from time to time to be included in our annual proxy statements or annual reports on Form 10-K filed with the SEC.

Compensation Committee Processes and Procedures

Typically, the Compensation Committee will meet at least twice annually and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with the Chief Executive Officer and the Chief Financial Officer. The Compensation Committee meets from time to time in executive session. In addition, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of Immunovant. In addition, under the charter, the Compensation Committee has the authority to obtain, at the expense of Immunovant, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and Nasdaq, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.

During the fiscal year ended March 31, 2022, after taking into consideration the six factors prescribed by the SEC and Nasdaq described above, the Compensation Committee engaged Compensia as its compensation consultant. The Compensation Committee requested that Compensia:

•evaluate the efficacy of our existing compensation strategy and practices in supporting and reinforcing our long-term strategic goals; and

•assist in refining our compensation strategy to execute that long-term strategy.

As part of its engagement, Compensia was requested by the Compensation Committee to develop a comparative group of companies and to perform analyses of competitive performance and compensation levels for that group. Compensia ultimately developed recommendations that were presented to the Compensation Committee for its consideration. Following an active dialogue with Compensia, the Compensation Committee approved the recommendations.

Under its charter, the Compensation Committee may form, and delegate authority to, subcommittees as appropriate. The Board has delegated authority to Dr. Salzmann, to whom it delegated authority to grant, without any further action required by the Compensation Committee, stock options and other equity incentives to employees who are not executive officers of Immunovant. The purpose of this delegation of authority is to enhance the flexibility of equity incentive administration within Immunovant and to facilitate the timely grant of equity incentives to non-executive officer employees, particularly new employees, within specified limits approved by the Compensation Committee or the Board.

The Compensation Committee has recommended adjustments to annual compensation, determined bonus and equity awards and established new performance objectives at one or more meetings held during the first half of the calendar year, subject to final determination by the Board. The Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of our compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted. For all executives and directors as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current company-wide compensation levels and recommendations of the Compensation Committee’s compensation consultant, including analyses of executive and director compensation paid at other companies identified by the consultant.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee consists of Mr. Fromkin and Drs. Venker and Pande, with Mr. Fromkin as the chairperson of the Nominating and Corporate Governance Committee. The principal duties and responsibilities, among others, of our Nominating and Corporate Governance Committee include:

•assessing the need for new directors and identifying individuals qualified to become directors;

•recommending to the Board the persons to be nominated for election as directors and to each of the Board’s committees;

•assessing individual director performance, participation and qualifications;

•recommending and overseeing the implementation of and monitoring compliance with, our corporate governance guidelines, and periodically reviewing and recommending any necessary or appropriate changes to our corporate governance guidelines;

•monitoring the effectiveness of the Board and the quality of the relationship between management and the Board; and

•overseeing the periodic evaluation of the Board’s performance.

The Nominating and Corporate Governance Committee evaluates director nominees for election to the Board by our stockholders at the annual meeting of stockholders in the context of the current composition of the Board, our operating requirements and the long-term interests of our stockholders. The Nominating and Corporate Governance Committee and the Board believe that such candidates should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. In considering candidates for election to the Board by the holders of our common stock, other factors will also be considered, such as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of Immunovant, demonstrated excellence in his or her field, having the ability to exercise sound business judgment, diversity and having the commitment to rigorously represent the long-term interests of our stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee will consider the minimum Board membership criteria described above, as well as diversity, age, skills and such other factors as it deems appropriate, given the current needs of the Board and our business, to maintain a balance of knowledge, experience and capability.

In the case of incumbent directors whose terms of office are set to expire at the annual meeting of stockholders, the Nominating and Corporate Governance Committee reviews these directors’ overall service to us during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates for election to the Board by holders of our common stock, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board.

The Nominating and Corporate Governance Committee will consider stockholder recommendations of director candidates for election to the Board by holders of our common stock. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board by holders of our common stock at an annual meeting of stockholders may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: Nominating and Corporate Governance Committee, c/o Immunovant, Inc., 320 West 37th Street, New York, New York 10018, Attn: Secretary, at least 120 days prior to the anniversary date of the mailing of our proxy statement for the last annual meeting of stockholders. Submissions must include, among other things, the full name of the proposed candidate, a description of the proposed candidate’s business experience for at least the previous five years, complete biographical information, a description of the proposed candidate’s qualifications as a director, and such other information as required by our amended and restated bylaws. Any such submission must be accompanied by the written consent of the proposed candidate to be named as a nominee and to serve as a director if elected.

Code of Business Conduct and Ethics

The Board has adopted a Code of Business Conduct and Ethics, or the Code of Conduct, applicable to all of our employees, executive officers and directors. The Code of Conduct is available on our website at www.immunovant.com. We will disclose any amendments to the Code of Conduct, or any waivers of our requirements, on our website to the extent required by the applicable rules and exchange requirements.

Compensation Committee Interlocks and Insider Participation

None of our directors who serve as a member of our Compensation Committee is, or has at any time during the past year been, one of our officers or employees. None of our executive officers currently serves, or in the past year has served, as a member of the board or compensation committee of any other entity that has one or more executive officers serving on our Board or Compensation Committee.

Stockholder Communications With the Board

Historically, we have not provided a formal process related to stockholder communications with the Board. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. We believe our responsiveness to stockholder communications to the Board has been excellent.

Corporate Governance Guidelines

The Board has documented our governance practices by adopting Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to board composition and selection, Board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and Board committees and compensation. The Corporate Governance Guidelines, as well as the charters for each committee of the Board, may be viewed on the investors section of our website at www.immunovant.com.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2023 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP was appointed as our independent registered public accounting firm in December 2019. Ernst & Young LLP has audited the financial statements of ISL since 2018. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our amended and restated bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of Immunovant and our stockholders.

The affirmative vote of the holders of a majority of the shares present by virtual attendance or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table represents the aggregate fees billed by Ernst & Young LLP to us (including ISL) for the years ended March 31, 2022 and 2021.

Ernst & Young LLP

	Year Ended March 31,
	2022	2021
	(in thousands)
Audit Fees(1)	$512	$925
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$512	$925

(1)Audit Fees consisted of fees for professional services rendered for the audits of our financial statements which were billed during the respective year, including the audits of our annual financial statements and reviews of our interim quarterly reports, and services provided in connection with SEC filings, including consents and comfort letters.

All fees described above were pre-approved by our Audit Committee

PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by Immunovant’s independent registered public accounting firm, Ernst & Young LLP. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting. The Audit Committee has determined that the rendering of services other than audit services by Ernst & Young LLP is compatible with maintaining the principal accountant’s independence.

THE BOARD RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL NO. 2.

PROPOSAL NO. 3

NON-BINDING, ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Exchange Act, we are providing our stockholders the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers, as disclosed under the section titled “Executive Compensation,” commonly known as “say-on-pay.”

The vote on this resolution is not intended to address any specific element of compensation, but rather relates to the overall compensation of our named executive officers, as described in this proxy statement. The compensation of our named executive officers subject to the vote is disclosed in section titled “Executive Compensation,” including the compensation tables and related narrative disclosures. As discussed in those disclosures, our Board believes that its compensation philosophy and decisions support our key business objectives of creating value for, and promoting the interests of, our stockholders.

Accordingly, the Board is asking the stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by casting a non-binding, advisory vote “FOR” the following resolution:

“RESOLVED, that the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for its 2022 Annual Meeting of Stockholders, including the compensation tables and related narrative disclosures, is hereby APPROVED.”

The affirmative vote of the holders of a majority of shares present by virtual attendance or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to adopt the foregoing resolution. Abstentions will be counted towards the vote total, and will have the same effect as “Against” votes.

At our 2021 Annual Meeting of Stockholders, our stockholders indicated an overwhelming preference that we hold a “say-on-pay” vote on an annual basis, and as such our next “say-on-pay” vote is scheduled to be held at our 2023 Annual Meeting of Stockholders.

THE BOARD RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL NO. 3

EXECUTIVE OFFICERS

The following table sets forth certain information about our executive officers as of June 21, 2022 who are not directors:

Name	Age	Position
Eva Renee Barnett, M.B.A.	42	Chief Financial Officer
Julia G. Butchko, Ph.D.	51	Chief Development and Technology Officer
William L. Macias, M.D., Ph.D.	64	Chief Medical Officer
Mark S. Levine	49	Chief Legal Officer and Corporate Secretary

Eva Renee Barnett, M.B.A has served as our Chief Financial Officer since October 2021. From February 2021 to September 2021, Ms. Barnett served as Chief Integration Officer at AbleTo, Inc., a technology-enabled healthcare service provider focused on virtual delivery of behavioral healthcare. From March 2018 to February 2021, Ms. Barnett was AbleTo’s Senior Vice President, Operations and from June 2015 to February 2018, she was Vice President, Finance & Human Resources and Acting Chief Financial Officer. Ms. Barnett has previously served in various finance and business roles at Eli Lilly and Company, a pharmaceutical company, or Lilly, from 2001 to 2015. Ms. Barnett earned a B.A. in Physics from Depauw University and an M.B.A. from Harvard Business School.

Julia G. Butchko, Ph.D. has served as our Chief Development and Technology Officer since October 2019. From March 2018 to June 2019, Dr. Butchko served as the Chief of Staff for the BioMedicine’s Business Unit at Lilly, where she was responsible for Immunology and Neurology Strategy and Operations. From June 2014 to May 2016, Dr. Butchko was the Vice President of Oncology Portfolio Management and Clinical Development and from September 2012 to May 2014, she participated in a rotational program completing assignments in Autoimmune Market Research and Men’s Health Marketing. She also served as Senior Director of Biologics and Device Project Management in Lilly’s Research and Development organization from July 2009 to September 2012. Earlier in her career, Dr. Butchko held significant roles in product development, marketing, manufacturing, and quality. She earned a B.S. in Chemistry from the State University of New York, College at Fredonia, a Ph.D. in Chemistry from Pennsylvania State University and a Business Certificate from Indiana University Kelley School of Business.

William L. Macias, M.D., Ph.D. has served as our Chief Medical Officer since June 2021. From 2018 to May 2021, Dr. Macias was the Chief Executive Officer at Focus Biomedical Consulting LLC and in that role was the interim Chief Medical Officer for Promethera Biosciences SA from 2019 through 2020. From 1994 through 2017, Dr. Macias was at Lilly. At Lilly he led multiple clinical development programs leading to the submission and approval of medications across diverse therapeutic areas in both biologic and small molecules. From 2011 onward, he held multiple global development leadership roles in the Biomedicines Business Unit at Lilly. Prior to joining Lilly, he was an Associate Professor of Medicine at Indiana University School of Medicine. Dr. Macias earned a B.A. in Biology from Marquette University and both an M.D. and Ph.D. from Indiana University School of Medicine. He held board certifications in Internal Medicine, Nephrology, and Critical Care Medicine.

Mark S. Levine has served as our Chief Legal Officer and Corporate Secretary since January 2022. From June 2017 to January 2022, Mr. Levine served as General Counsel and Corporate Secretary of Flexion, Inc., a biotechnology company acquired by Pacira BioSciences, Inc. in 2021. From August 2014 to June 2017, Mr. Levine served as Senior Vice President, General Counsel, and Corporate Secretary of Minerva Neurosciences, Inc., a biopharmaceutical company. Mr. Levine has also served in senior legal positions at athenahealth, Inc., a network-based health internet technology company; Clinical Data, Inc., a biopharmaceutical company acquired by Forest Laboratories, Inc. (now AbbVie) in 2011; Wheelabrator Technologies Inc., a renewable energy company; and Xpedior Incorporated, an internet consulting company. Mr. Levine earned his B.A. in political science from Binghamton University, SUNY, and his J.D. from Washington University School of Law in St. Louis.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of June 15, 2022 by:

•each director or nominee for director;

•each named executive officer;

•all current executive officers and directors as a group; and

•all those known by us to be beneficial owners of more than five percent of our outstanding common stock.

This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC by beneficial owners of more than five percent of our common stock. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 116,516,416 shares of common stock and 10,000 shares of Series A preferred stock outstanding on June 15, 2022, adjusted as required by rules promulgated by the SEC.

Unless otherwise indicated below, the business address of each of the individuals or entities listed in in the following table is 320 West 37th Street, New York, New York 10018.

	Beneficial Ownership
Beneficial Owner	Number of Shares	Percent of Total
5% Stockholder
Roivant Sciences Ltd.(1)	73,398,664	63.0%
Entities affiliated with RTW(2)	7,592,253	6.5
Entities affiliated with Deep Track Capital, LP(3)	6,780,827	5.8
Named Executive Officers and Directors
Peter Salzmann, M.D., M.B.A.(4)	1,602,624	*
William L. Macias(5)	186,413	*
Eva Renee Barnett(6)	29,541	*
Frank M. Torti, M.D. (7)	340,632	*
Andrew Fromkin(8)	180,756	*
Douglas Hughes(9)	193,503	*
George Migausky(10)	150,802	*
Atul Pande, M.D. (11)	180,256	*
Eric Venker, M.D.	—	—
All current directors and executive officers as a group (11 individuals)	3,502,573	3.0

*    Less than 1%.

(1) As reported on a Schedule 13D/A filed by Roivant Sciences Limited, or RSL, on August 2, 2021. Consists of shares of common stock directly held by RSL and includes 10,000 shares of common stock issuable upon conversion of the shares of Series A preferred stock held by RSL. Each share of Series A preferred stock is convertible at any time at the option of the holder into one share of common stock. RSL owns all of the authorized and outstanding shares of Series A preferred stock and is entitled to elect a specified number of directors to the Board. RSL is governed by a board of directors consisting of Matthew Gline, Daniel Gold, Andrew Lo, Patrick Machado, Keith Manchester, James Momtazee, Ilan Oren, Vivek Ramaswamy and Masayo Tada. These individuals disclaim beneficial ownership with respect to such shares except to the extent of their pecuniary interest therein. The principal business address of RSL is Suite 1, 3rd Floor, 11-12 St. James’s Square, London SW1Y 4LB, United Kingdom.

(2) As reported on a Schedule 13G/A filed by Roderick Wong, M.D. on February 16, 2021. Consists of shares owned by RTW Master Fund, Ltd. and RTW Investments LP. Roderick Wong, M.D. has voting and dispositive power over the shares owned by the RTW Entities. The principal business address of the RTW Entities is 40 10th Avenue, Floor 7, New York, New York 10014.

(3) As reported on a Schedule 13G filed by entities affiliated with Deep Track Capital, LP on February 11, 2022. Consists of shares owned by Deep Track Capital, LP, Deep Track Biotechnology Master Fund, Ltd. and David Kroin (together, the Reporting Persons). The Reporting Persons share voting and dispositive power over 6,780,827 shares. Deep Track Capital, LP is the relevant entity for which David Kroin may be considered a control person. The principal business address of Deep Track Capital, LP is 200 Greenwich Ave, 3rd Floor, Greenwich, CT 06830 and the principal address of Deep Track Biotechnology Master Fund, Ltd. is c/o Walkers Corporate Limited, 190 Elgin Ave, George Town, KY 1-9001, Cayman Islands.

(4) Includes (i) 1,497,477 shares of common stock underlying options that are exercisable within 60 days of June 15, 2022 and (ii) 105,147 shares of common stock.

(5) Includes (i) 115,412 shares of common stock underlying options that are exercisable within 60 days of June 15, 2022, (ii) 1,167 RSUs that will vest within 60 days of June 15, 2022 and (iii) 69,834 shares of common stock.

(6) Consists of 29,541 shares of common stock.

(7) Includes (i) 268,002 shares of common stock underlying options that are exercisable within 60 days of June 15, 2022, (ii) 60,115 RSUs that vested as of June 15, 2022 where the holder has elected deferred settlement subject to the requirements of Section 409A of the Internal Revenue Code, or Section 409A, and (iii) 12,515 RSUs that will vest within 60 days of June 15, 2022.

(8) Includes (i) 129,626 shares of common stock underlying options that are exercisable within 60 days of June 15, 2022, (ii) 42,915 RSUs that vested as of June 15, 2022 where the holder has elected deferred settlement subject to the requirements of Section 409A, (iii) 2,715 RSUs that will vest within 60 days of June 15, 2022 and (iv) 5,500 shares of common stock.

(9) Includes (i) 129,626 shares of common stock underlying options that are exercisable within 60 days of June 15, 2022, (ii) 42,915 RSUs that vested as of June 15, 2022 where the holder has elected deferred settlement subject to the requirements of Section 409A, (iii) 2,715 RSUs that will vest within 60 days of June 15, 2022 and (iv) 18,247 shares of common stock.

(10) Includes (i) 78,172 shares of common stock underlying options that are exercisable within 60 days of June 15, 2022, (ii) 42,915 RSUs that vested as of June 15, 2022 where the holder has elected deferred settlement subject to the requirements of Section 409A, (iii) 2,715 RSUs that will vest within 60 days of June 15, 2022 and (iv) 27,000 shares of common stock.

(11) Includes (i) 129,626 shares of common stock underlying options that are exercisable within 60 days of June 15, 2022, (ii) 42,915 RSUs that vested as of June 15, 2022 where the holder has elected deferred settlement subject to the requirements of Section 409A, (iii) 2,715 RSUs that will vest within 60 days of June 15, 2022 and (iv) 5,000 shares of common stock indirectly through a family trust.

EXECUTIVE COMPENSATION

We are a “smaller reporting company” under Item 10 of Regulation S-K promulgated under the Exchange Act and the following compensation disclosure is intended to comply with the requirements applicable to smaller reporting companies. Although the rules allow us to provide less detail about our executive compensation program than companies that are not smaller reporting companies, our Compensation Committee is committed to providing the information necessary to help stockholders understand its executive compensation-related decisions. Accordingly, this section includes supplemental narratives that describe our fiscal year ending March 31, 2022 compensation program for our named executive officers.

Our named executive officers for the fiscal year ended March 31, 2022, were:

•Peter Salzmann, M.D., M.B.A., our Chief Executive Officer;

•Eva Renee Barnett, M.B.A., our Chief Financial Officer; and

•William L. Macias, M.D., Ph.D., our Chief Medical Officer.

Responsible Executive Compensation Practices

The following table summarizes our executive compensation practices to highlight both the responsible practices we have implemented and the practices we have avoided to best serve our stockholders’ long-term interests.

What we do:	What we do not do:
✓ Performance metrics tied to company performance. The performance metrics for our annual executive bonus plan are tied to company performance, aligning the interests of our executives with those of our stockholders
✓ Multi-year vesting requirements. The equity awards we grant to our executive officers generally vest over multi-year periods, consistent with current market practice and our retention objectives
✓ Double-trigger termination rights. Our agreements with our executive officers require both a change-in-control and a termination of employment for full severance benefits to be triggered
✓ Independent compensation consultant. Our compensation committee uses an independent compensation consultant that provides no other material services to the company

✘ No tax gross-ups. None of our employment-related agreements provide for excise tax “gross-ups.”
✘ No special perquisites. Except as otherwise discussed below, we generally do not provide our executives with perquisites or other personal benefits that differ materially from those available to employees generally
✘ No retirement plans other than 401(k). We do not provide any pension or other retirement benefits to our executive officers, except that we offer all employees the right to participate in a company-sponsored 401(k) plan under which we contribute 3% of their salary up to the annual Internal Revenue Code limit of $9,150.
✘ No special health or welfare benefits. We do not provide our executives with any special health or welfare benefits. Our executive officers participate in the same broad-based company-sponsored health and welfare benefits programs offered to our other full-time, salaried employees
✘ Hedging, short selling and pledging prohibited. Our insider trading policy prohibits our executive officers and directors from hedging, short selling or pledging our securities

Compensation Mix

We have a pay-for-performance focused executive compensation philosophy. We believe that compensation should be designed to drive company performance to increase stockholder value. We seek to achieve this by using different elements of compensation and a market-based approach to attract, retain and motivate a high-performing team of executive officers and by aligning most of the compensation of each of our executives with the Company’s short- and long-term performance, as well as each such executive’s individual contributions. We believe that it is important that performance- and equity-based compensation comprise a substantial portion of the total compensation of each of our executives in order to align our executives’ interests with those of our stockholders.

Summary Compensation Table

The following table shows information regarding the compensation earned by or paid to our named executive officers during the fiscal years ended March 31, 2022 and 2021. Since Ms. Barnett and Dr. Macias were not named executive officers during the previous fiscal year, we provided information with respect to their compensation solely with respect to the fiscal year ended March 31, 2022.

Name and Principal Position	Fiscal Year Ended March 31	Salary	Bonus(1)	Stock Awards(2)	Option Awards(2)	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
Peter Salzmann, M.D., M.B.A.	2022	$ 600,000	$ 346,500	$ 3,999,997	$ 888,389(3)	—	$ 33,455(4)	$ 5,868,341
Chief Executive Officer	2021	567,000	311,850	3,252,500(5)	11,104,950	—	139,004	15,375,304

Eva Renee Barnett, M.B.A. Chief Financial Officer (6)	2022	198,485	328,027(7)	1,765,800	2,126,272	—	8,467	4,427,051

William L. Macias, M.D., Ph.D. Chief Medical Officer (8)	2022	98,686	94,630	961,887	1,142,334(3)	—	4,525,852(9)	6,823,389

(1) Represents amounts earned under our bonus program based on the achievement of corporate performance goals and other factors deemed relevant by the Compensation Committee of the Board. The annual performance bonuses for each of the named executive officers were based upon the achievement of corporate performance goals of 100% for Dr. Salzmann, and for Ms. Barnett and Dr. Macias, corporate performance goals of 80% and individual performance goals of 20%. For the fiscal year ended March 31, 2022, the target performance bonuses for Dr. Salzmann, Ms. Barnett and Dr. Macias were 55%, 40% and 40%, respectively, of their base salary. Based on the achievement of their corporate and performance goals, the Company paid Dr. Salzmann, Ms. Barnett and Dr. Macias 105%, 100% and 110% of their target bonuses, respectively. Whether or not a bonus is paid for any year is solely within the discretion of the Compensation Committee of the Board. While the Compensation Committee has established general guidelines related to bonus target amounts and the portion of each named executive officer’s annual cash bonus that is tied to company-wide, department or personal performance components, the Compensation Committee exercises broad discretion in determining the amount of cash bonuses. Accordingly, we do not consider these bonuses to be “Non-Equity Incentive Plan Compensation” within the meaning of applicable SEC rules.

(2) Amounts reported represent the aggregate grant date fair value of RSUs and stock options granted to such named executive officers during the fiscal year ended March 31, 2022 and March 31, 2021 under the 2019 Equity Incentive Plan, or the 2019 Plan, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or ASC Topic 718, excluding the effect of estimated forfeitures. The assumptions used in calculating the grant date fair value of the RSUs and stock options reported in this column are set forth in Note 8 – Stock-Based Compensation to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended March 31, 2022. This amount does not reflect the actual economic value that may be realized by the named executive officer.

(3) For the fiscal year ended March 31, 2022, the amount of option awards reported for Drs. Salzmann and Macias includes an aggregate of $888,389 and $96,503, respectively, of incremental fair value, calculated in accordance with ASC Topic 718, of options previously granted to Drs. Salzmann and Macias, resulting from the repricing of certain previously granted and then still outstanding vested and unvested stock option awards under the 2019 Plan in September 2021.

(4) Amount reflects $6,750 of 401(k) Employee Benefit Plan contributions, $25,636 of medical, dental and disability insurance and $1,069 of life insurance premiums.

(5) Includes the issuance of 25,000 RSUs (or 73,155 RSUs following the subdivision of stock as a result of the business combination described below), or the RSL RSUs, from RSL under RSL’s Amended and Restated 2015 Equity Incentive Plan, or the RSL 2015 EIP. These RSL RSUs will vest to the extent certain performance and liquidity event criteria are met, as more fully described in the table titled “Outstanding Equity Awards as of March 31, 2022” below. The grant date fair value was calculated in accordance with ASC Topic 718, excluding the effect of estimated forfeitures. The amounts reported for any awards subject to liquidity event conditions were calculated based on the probable outcome of such liquidity event as of the grant date, consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under ASC Topic 718, excluding the effect of estimated forfeitures. This amount does not reflect the actual economic value that may be realized by Dr. Salzmann. As of the grant date, the RSL RSU’s performance criteria were deemed not probable of occurring, therefore no share-based compensation expense was recorded for the year ended March 31, 2021 related to these RSL RSUs. Assuming that all of the vesting conditions to these RSL RSUs were met, the value of these RSL RSUs as of the grant date would have been $1,000,000. In September 2021, as a result of the closing of RSL’s business combination with Montes Archimedes Acquisition Corp. and the subsequent public listing of RSL’s common shares, the liquidity event of these RSL RSUs was achieved. Accordingly, the Company commenced recognition of stock-based compensation expense for the RSL RSUs in September 2021.

(6) Ms. Barnett’s employment with Immunovant started on October 4, 2021. All amounts included were earned from that date to the end of the fiscal year ending on March 31, 2022.

(7) Ms. Barnett’s employment agreement provides for a signing bonus of $500,000 payable in two equal installments. The first installment was paid on October 15, 2021 and the second installment is expected to be paid on December 31, 2022. The amount reported above, in addition to her target performance bonus, includes the $250,000 bonus paid on October 15, 2021.

(8) Dr. Macias’ employment with Immunovant started on October 25, 2021. Except where otherwise noted, all amounts included were earned from that date to the end of the fiscal year ending on March 31, 2022.

(9) Amount includes (i) $515,826 of consulting fees paid, stock awards with an aggregate grant date fair value of $1,200,002 and option awards with an aggregate grant date fair value of $2,800,221, with the stock award and option award amounts each computed in accordance with ASC Topic 718, pursuant to a consulting agreement which was terminated in October 2021 and (ii) $6,563 of 401(k) Employee Benefit Plan contributions, $857 of medical and disability insurance and $2,383 of life insurance premiums.

Outstanding Equity Awards at March 31, 2022

The following table shows certain information regarding outstanding equity awards held by each of our named executive officers at March 31, 2022:

	Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested(1)
Peter Salzmann, M.D., M.B.A.	06/20/2019	1,016,842	462,201(2)	$ 7.86	06/19/2029	—	—
Chief Executive Officer	05/15/2020	197,404	233,296(3)	19.01(4)	05/14/2030	—	—
	01/21/2021	—	—	—	—	51,798(5)	$255,882(6)
	03/19/2021	116,175	348,525(3)	17.00(4)	03/18/2031	99,375(7)	547,556
	08/03/2021	—	—	—	—	356,633(8)	1,965,048

Eva Renee Barnett, M.B.A.	10/15/2021	—	333,000(9)	8.72	10/15/2031	143,000(10)	787,930
Chief Financial Officer

William L. Macias M.D., Ph.D.	06/11/2021	—	369,320(11)	10.71(4)	06/11/2031	18,674(12)	102,894
Chief Medical Officer	11/05/2021	—	167,325(13)	8.58	11/05/2031	112,108(14)	617,715

(1) Except as noted in footnote (5) below, market value is calculated based on the closing price of our common stock on March 31, 2022, which was $5.51 per share, as reported on Nasdaq.

(2) 25% of the shares underlying each of these options vested on the first anniversary of the grant date, and the remainder vests in 12 equal quarterly installments thereafter, subject to Dr. Salzmann’s continuous service as of each such vesting date. In the event of a change in control all such options will immediately vest in full and become exercisable.

(3) 25% of the shares underlying each of these options vested on the first anniversary of the grant date, and the remainder vests in 36 equal monthly installments thereafter, subject to Dr. Salzmann’s continuous service as of each such vesting date.

(4) In September 2021, the exercise prices for the May 15, 2020 and March 19, 2021 option grants to Dr. Salzmann and the June 11, 2021 option grant to Dr. Macias were repriced at $8.62 per share. See “Summary Compensation Table” above for further discussion.

(5) In January 2021, Dr. Salzmann was granted 25,000 RSL RSUs (or 73,155 RSUs following the subdivision of stock as a result of the business combination described below) under the RSL 2015 EIP. The number of shares reflected herein represent the RSL RSUs outstanding as of March 31, 2022 that vest upon the satisfaction of both a “service” requirement and a “liquidity event” requirement. The service requirement applicable to the RSL RSUs is satisfied as follows: (i) 25% of the RSL RSUs satisfied the service requirement and vested on the first anniversary of the vesting commencement date and (ii) the remaining 75% of the RSL RSUs satisfy the service requirement in 36 successive equal monthly installments thereafter, in each case, subject to Dr. Salzmann’s continuous service through the applicable vesting date. The liquidity event requirement is satisfied upon the first to occur of a “change in control” or “initial public offering” of RSL (as defined in the RSL 2015 EIP and the applicable award agreement) prior to the expiration date of the RSL RSUs, which is eight years from the grant date. If the liquidity event requirement is not satisfied before the expiration date, the RSL RSUs will be forfeited. The number of RSL RSUs reflected in the table above assumed full attainment of the liquidity event requirement. In the event Dr. Salzmann’s continuous service is involuntarily terminated for any reason other than for “cause” within 12 months following the consummation of a “change in control,” the RSL RSUs will become fully vested. In September 2021, as a result of the closing of RSL’s business combination with Montes Archimedes Acquisition Corp. and the subsequent public listing of RSL’s common shares, the liquidity event of these RSL RSUs was achieved. Accordingly, the Company commenced recognition of stock-based compensation expense for the RSL RSUs in September 2021.

(6) Market value is calculated based on the closing price of RSL common stock on March 31, 2022, which was $4.94 per share, as reported on Nasdaq.

(7) 25% of the shares underlying the restricted stock units vested on March 19, 2022, and the remainder vests in 36 equal monthly installments thereafter, subject to Dr. Salzmann’s continuous service as of each such vesting date.

(8) The shares underlying the restricted stock units vest in their entirety on August 3, 2023, subject to Dr. Salzmann’s continuous service as of such vesting date.

(9) 25% of the shares underlying each of these options vest on October 4, 2022, and the remainder vests in 12 equal quarterly installments thereafter, subject to Ms. Barnett’s continuous service as of each such vesting date.

(10) 25% of the shares underlying the restricted stock units vest on October 4, 2022, and the remainder vests in 12 equal quarterly installments thereafter, subject to Ms. Barnett’s continuous service as of each such vesting date.

(11) 25% of the shares underlying each of these options vested on April 13, 2022, and the remainder vests in 12 equal quarterly installments thereafter, subject to Dr. Macias’s continuous service as of each such vesting date.

(12) 25% of the shares underlying the restricted stock units vested on April 13, 2022, and the remainder vests in 12 equal quarterly installments thereafter, subject to Dr. Macias’s continuous service as of each such vesting date.

(13) 25% of the shares underlying each of these options vest on October 25, 2022, and the remainder vests in 12 equal quarterly installments thereafter, subject to Dr. Macias’s continuous service as of each such vesting date.

(14) 100% of the shares underlying the restricted stock units vest on January 1, 2023, subject to Dr. Macias’s continuous service as of the vesting date.

Pension Benefits

Our named executive officers did not participate in, or otherwise receive any benefits under, any pension or retirement plan sponsored by us during the fiscal year ended March 31, 2022.

Nonqualified Deferred Compensation

Our named executive officers did not participate in, or earn any benefits under, a nonqualified deferred compensation plan sponsored by us during the fiscal year ended March 31, 2022.

Employment Arrangements

We have employment agreements with each of our named executive officers. The agreements generally provide for at-will employment and set forth the executive officer’s initial base salary, eligibility for employee benefits and confirmation of the terms of previously issued equity grants, including in some cases severance benefits on a qualifying termination of employment. In addition, each of our named executive officers has executed our standard employee non-disclosure, invention assignment and restrictive covenant agreement.

Peter Salzmann, M.D., M.B.A.

In May 2019, we entered into an employment agreement with Dr. Salzmann, our Chief Executive Officer. The agreement provides for an annual base salary of $450,000 and a signing bonus of $500,000. Dr. Salzmann is also eligible to earn an annual discretionary cash bonus, with a target bonus opportunity equal to 50% of his base salary. He was also entitled to reimbursement of relocation expenses of up to $75,000 in actual costs incurred, subject to a gross-up for applicable taxes (exclusive of the $75,000 cap).

If we terminate Dr. Salzmann without “cause” or he resigns for “good reason” (each, as defined in his employment agreement), then, subject to Dr. Salzmann executing and not revoking a general release of all claims, he will be entitled to (1) an amount equal to 12 months of his annual base salary, and (2) continuation of health insurance coverage under COBRA for up to 12 months following termination or resignation, with such aggregate amount payable in equal installments over the 12-month period following the date of his termination or resignation in accordance with customary payroll practices.

In addition, if we terminate Dr. Salzmann without cause or he resigns for good reason within 12 months following a “change in control” (as defined in the 2018 Plan), then, subject to Dr. Salzmann executing and not revoking a general release of all claims, he will be entitled to (1) an amount equal to 1.5 times the sum of his then-current annual base salary and his target annual performance bonus (calculated at 50% of his then-current base salary), (2) continuation of health insurance coverage under COBRA for up to 18 months following termination or resignation, with such aggregate amount payable in equal installments over the 18-month period following the date of his termination or resignation in accordance with customary payroll practices, and (3) acceleration of any time-vested equity awards outstanding on the resignation or termination date.

Eva Renee Barnett, M.B.A.

In September 2021, we entered into an employment agreement with Ms. Barnett, our Chief Financial Officer. The agreement provides for an annual base salary of $400,000 and a signing bonus of $500,000 and 59,500 restricted stock units, or the RSU Bonus Grant, to compensate foregone vesting and compensation at Ms. Barnett’s prior employer. The RSU Bonus Grant was granted on October 15, 2021 and fully vested on January 1, 2022. Ms. Barnett is also eligible to earn an annual discretionary cash bonus, with a target bonus opportunity equal to 40% of her base salary.

If we terminate Ms. Barnett without “cause” or she resigns for “good reason” (each, as defined in her employment agreement), then, subject to Ms. Barnett executing and not revoking a general release of all claims, she will be entitled to (1) an amount equal to nine months of her annual base salary, and (2) continuation of health insurance coverage under COBRA, grossed up for taxes, for up to nine months following termination or resignation, with such aggregate amount payable in equal installments over the nine-month period following the date of her termination or resignation in accordance with customary payroll practices.

In addition, if we terminate Ms. Barnett without cause or she resigns for good reason within 12 months following a “change in control” (as defined in the 2019 Plan), then, subject to Ms. Barnett executing and not revoking a general release of all claims, she will be entitled to (1) an amount equal to the sum of her then-current annual base salary (without regard to any reduction that gave rise to good reason) and her target annual performance bonus (calculated at 40% of her then-current base salary), (2) continuation of health insurance coverage under COBRA for up to 12 months following termination or resignation, with such aggregate amount payable in equal installments over the 12-month period following the date of her termination or resignation in accordance with customary payroll practices, and (3) acceleration of any time-vested equity awards outstanding on the resignation or termination date.

William L. Macias M.D., Ph.D.

On October 25, 2021, we entered into an employment agreement with Dr. Macias, our Chief Medical Officer. The agreement provides for an annual base salary of $500,000. Dr. Macias is also eligible to earn an annual discretionary cash bonus, with a target bonus opportunity equal to 40% of his base salary.

If we terminate Dr. Macias without “cause” or he resigns for “good reason” (each, as defined in his employment agreement), then, subject to Dr. Macias executing and not revoking a general release of all claims, he will be entitled to (1) an amount equal to nine months of his annual base salary, and (2) continuation of health insurance coverage under COBRA, grossed up for taxes, for up to nine months following termination or resignation, with such aggregate amount payable in equal installments over the nine-month period following the date of his termination or resignation in accordance with customary payroll practices.

In addition, if we terminate Dr. Macias without cause or he resigns for good reason within 12 months following a “change in control” (as defined in the 2019Plan), then, subject to Dr. Macias executing and not revoking a general release of all claims, he will be entitled to (1) an amount equal to the sum of his then-current annual base salary and his target annual performance bonus (calculated at 40% of his then-current base salary), (2) continuation of health insurance coverage under COBRA for up to 12 months following termination or resignation, with such aggregate amount payable in equal installments over the 12-month period following the date of his termination or resignation in accordance with customary payroll practices, and (3) acceleration of any time-vested equity awards outstanding on the resignation or termination date.

EQUITY COMPENSATION PLANS AT MARCH 31, 2022

The following table shows certain information with respect to all of our equity compensation plans in effect as of March 31, 2022.

Plan Category	Number of securities to be issued upon exercise of outstanding stock options, warrants and rights (a)	Weighted- average exercise price of outstanding stock options, warrants and rights (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)	10,689,595	$8.48	2,188,860(2)(3)
Equity compensation plans not approved by security holders	—	—	—
Total	10,689,595	$8.48	2,188,860

(1) The equity compensation plans approved by security holders are described in Note 8 — Stock-Based Compensation to our financial statements included in our Annual Report on Form 10-K for the year ended March 31, 2022 and include the 2019 Plan and the 2018 Plan, which was approved by our stockholders.

(2) Includes 2,188,860 shares of common stock available for future issuance under the 2019 Plan as of March 31, 2022. As of the effective date of the 2019 Plan, no further stock awards have been or will be made under the 2018 Plan.

(3) The reserve for shares available under the 2019 Plan automatically increases on April 1st each year, through and including April 1, 2029, in an amount equal to 4% of the total number of shares of our capital stock outstanding on the last day of the preceding month, or a lesser number of shares as determined by the Board.

DIRECTOR COMPENSATION

The below table sets forth information regarding compensation earned by or paid to our directors for the fiscal year ended March 31, 2022.

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)(3)	Option Awards(2)(3)	All Other Compensation	Total
Frank M. Torti, M.D., M.B.A.(4)	$94,113	$795,000	$1,855,462	$—	$2,744,575
Andrew Fromkin(5)	74,955	172,504	402,600	—	650,059
Douglas Hughes(5)	126,512(6)	172,504	402,600	—	701,616
George Migausky(7)	127,500(6)	172,504	402,600	—	702,604
Atul Pande, M.D.(5)	62,814	172,504	402,600	—	637,918
Eric Venker, M.D., Pharm.D.	—	—	—	—	—

(1) Includes annual fees paid to all directors for their service on the Board, including for their committee membership and service as Chairperson of such committee.

(2) Amounts reported represent the aggregate grant date fair value of RSUs and stock options granted to such non-executive director during the fiscal year ended March 31, 2022 under the 2019 Plan, computed in accordance with ASC Topic 718, excluding the effect of estimated forfeitures. The assumptions used in calculating the grant date fair value of the RSUs and stock options reported in this column are set forth in Note 8 – Stock-Based Compensation to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended March 31, 2022. This amount does not reflect the actual economic value that may be realized by the director.

(3) The following table sets forth the aggregate number of RSUs and the aggregate number of shares underlying stock options held by each non-employee director as of March 31, 2022:

Name	RSUs	Number of Shares Underlying Options
Frank M. Torti, M.D., M.B.A.	147,726	554,748
Andrew Fromkin	61,926	208,973
Douglas Hughes	61,926	208,973
George Migausky	61,926	131,792
Atul Pande, M.D.	61,926	208,973
Eric Venker, M.D., Pharm.D.	—	—

(4)     In June and July 2019, we issued to Dr. Torti options to purchase 137,617 shares, and 893 shares, respectively, of our common stock each with an exercise price of $7.86 per share. In October and November 2019, we issued to Dr. Torti options to purchase 11,488 shares and 3,765 shares, respectively, of our common stock each with an exercise price of $8.43 per share. These options vest over four years, with 25% of the shares underlying such options vested on the first anniversary of the grant date, and the remainder vesting in 12 equal quarterly installments thereafter. In May 2020, we issued to Dr. Torti an option to purchase 42,600 shares of our common stock with an exercise price of $19.01 per share. These options vest in eight equal quarterly installments, subject to Dr. Torti’s continuous service as of each vesting date. In March 2021, we issued to Dr. Torti an option to purchase 28,900 shares of our common stock with an exercise price of $17.00 per share. These options vested one year after the date of grant on March 19, 2022. In January 2022, we issued to Dr. Torti an option to purchase 329,485 shares of our common stock with an exercise price of $7.94 per share. These options vest over two years in a series of eight successive equal installments from the date of grant, subject to Dr. Torti’s continuous service as of such vesting date. In May 2020, we granted to Dr. Torti 28,400 RSUs, which vested in two equal annual installments on May 15, 2021 and May 15, 2022. In March 2021, we granted to Dr. Torti 19,200 RSUs, which vested in their entirety one year after the date of grant. In January 2022, we granted to Dr. Torti 100,126 RSUs, which vest over two years in a series of eight successive equal installments from the date of grant, subject to Dr. Torti’s continuous service as of such vesting date. Each RSU represents the contingent right to receive one share of common stock. Dr. Torti elected to defer settlement of 33,400 restricted stock units that vested during the year ended March 31, 2022.

(5) In November 2019, we issued to the director an option to purchase 77,181 shares of our common stock with an exercise price of $8.43 per share. These options vest over three years, with 1/3 of the shares underlying the option vesting on each of the first, second and third anniversaries of the vesting commencement date. In May 2020, we issued to the director an option to purchase 37,000 shares of our common stock with an exercise price of $19.01 per share. These options vest in eight equal quarterly installments, subject to the director’s continuous service as of each vesting date. In March 2021, we issued to the director an option to purchase 23,300 shares of our common stock with an exercise price of $17.00 per share. These options vested one year after the date of grant. In January 2022, we issued to the director an option to purchase 71,492 shares of our common stock with an exercise price of $7.94 per share. These options vest over two years in a series of eight successive equal installments from the date of grant, subject to each director’s continuous service as of each vesting date. In May 2020, we granted to the director 24,700 RSUs, which vested in two equal annual installments on May 15, 2021 and May 15, 2022. In March 2021, we granted to the director 15,500 RSUs, which vested in their entirety one year after the date of grant. In January 2022, we granted to the director 21,726 RSUs, which vest over two years in a series of eight successive equal installments from the date of grant, subject to the director’s continuous service as of such vesting date. Each RSU represents the contingent right to receive one share of common stock. Each director elected to defer settlement of 27,850 restricted stock units that vested during the year ended March 31, 2022.

(6) Includes a one-time cash retainer of $60,000 paid in May 2021 to each of Mr. Hughes and Mr. Migausky as members of the Special Committee of the Board of Directors.

(7) In May 2020, we issued to Mr. Migausky an option to purchase 37,000 shares of our common stock with an exercise price of $19.01 per share. These options vest in eight equal quarterly installments, subject to Mr. Migausky’s continuous service as of each vesting date. In March 2021, we issued to Mr. Migausky an option to purchase 23,300 shares of our common stock with an exercise price of $17.00 per share. These options vested in their entirety one year after the date of grant. In January 2022, we issued to Mr. Migausky an option to purchase 71,492 shares of our common stock with an exercise price of $7.94 per share. These options vest over two years in a series of eight successive equal installments from the date of grant, subject to Mr. Migausky’s continuous service as of each vesting date. In May 2020, we granted to Mr. Migausky 24,700 RSUs, which vested in two equal annual installments on May 15, 2021 and May 15, 2022. In March 2021, we granted to Mr. Migausky 15,500 RSUs, which vested in their entirety one year after the date of grant. In January 2022, we granted to Mr. Migausky 21,726 RSUs, which vest over two years in a series of eight successive equal installments from the date of grant, subject to the Mr. Migausky’s continuous service as of such vesting date. Each RSU represents the contingent right to receive one share of common stock. Mr. Migausky elected to defer settlement of 27,850 restricted stock units that vested during the year ended March 31, 2022.

Director Compensation Policy

We have adopted a director compensation policy, pursuant to which our directors are eligible to receive cash compensation for service on our Board of Directors and committees of our Board of Directors. We also reimburse our directors for reasonable travel and out-of-pocket expenses incurred in connection with attending Board and committee meetings.

Directors who are also full-time officers or employees of Immunovant do not receive any additional compensation for serving as directors. Therefore, Dr. Salzmann, our Chief Executive Officer and one of our directors, does not receive any additional compensation for his service as a director. Dr. Salzmann’s compensation as an executive officer is set forth above under “Executive Compensation.” In addition, Dr. Venker has declined to receive any compensation during the fiscal years ended March 31, 2022 and 2023.

During the fiscal year ended March 31, 2022, each director (other than as noted above) received an annual cash retainer of $50,000 for serving on our Board of Directors and Dr. Frank Torti, the chairperson of our Board of Directors, received $85,000. These amounts will remain the same for the fiscal year ending March 31, 2023.

The chairperson and members of the three committees of our Board of Directors are entitled to the following additional annual cash retainers:

Board Committee	Chairperson Fee	Member Fee
Audit Committee	$17,500	$8,800
Compensation Committee	15,000	7,500
Nominating and Corporate Governance Committee	10,000	5,000

All annual cash compensation amounts are payable in equal quarterly installments in arrears, on the last day of each fiscal quarter for which the service occurred, pro-rated based on the days served in the applicable fiscal quarter.

Under the current policy, each new director who joins our Board will receive an equity award with a value equal to $788,000 of our common stock under the 2019 Plan. Such equity award will be comprised of (i) 50% non-statutory stock options and (ii) 50% restricted stock unit award. The shares subject to these awards will vest on an annual basis over three years commencing on the grant date, subject to the director’s continuous service with us on each applicable vesting date. The Board reserves the right to tailor the terms of future initial grants in order to recruit directors with the skills necessary to guide Immunovant and promote our success.

In the event of a change of control (as defined in the 2019 Plan), any unvested shares subject to an award may fully vest and become exercisable immediately prior to the effective date of such change of control, subject to the director’s continuous service with us on the effective date of the change of control.

The exercise price per share of each stock option granted under the director compensation policy will be the closing price of our common stock as reported by The Nasdaq Global Select Market on the date of grant. Each stock option will have a term of ten years from the date of grant, subject to earlier termination in connection with a termination of the non-employee director’s continuous service with us.

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DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our directors, executive officers and beneficial owners of more than 10% of our common stock to file reports of ownership and reports of changes in ownership of our common stock and other equity securities with the SEC. Officers, directors and beneficial owners of more than 10% of our common stock are required by SEC regulations to furnish us with copies of all reports they file with the SEC pursuant to Section 16(a).

Based solely on our review of the Section 16(a) filings our executive officers, directors and greater than 10% beneficial owners made with the SEC during the year ended March 31, 2022, we believe that all Section 16(a) filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners were met in a timely manner, except one late filing for each of (1) Peter Salzmann, Chief Executive Officer, in April 2022 to report shares sold solely to satisfy a tax withholding obligation due in connection with the vesting and settlement of RSUs; (2) Julia G. Butchko, Chief Development and Technology Officer, in April 2022 to report shares sold solely to satisfy a tax withholding obligation due in connection with the vesting and settlement of RSUs; and (3) William L. Macias, Chief Medical Officer, in September 2021 whereby his stock options were repriced.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a summary of transactions since April 1, 2020, to which we have been a participant in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers or holders of more than five percent of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest, other than compensation arrangements which are described in “Executive Compensation” and “Director Compensation.”

Sponsor Restricted Stock Agreement

In accordance with that certain restricted stock agreement, dated September 29, 2019, by and between HSAC and the Sponsor, the Sponsor subjected 1,800,000 shares of its common stock to potential forfeiture, with 900,000 shares to vest and be released from potential forfeiture upon achievement of each of the First Earnout Milestone and the Second Earnout Milestone (each as defined below), respectively. On May 12 and September 17, 2020, we achieved the First Earnout Milestone and the Second Earnout Milestone, respectively, and, as a result, all of the 1,800,000 Sponsor Restricted Shares vested and are no longer subject to forfeiture.

Earnout Payments

The Sellers were entitled to receive up to an aggregate of 20,000,000 additional shares of our common stock, or the Earnout Shares, after the closing of the Business Combination, if the volume-weighted average price of our shares equals or exceeds the following prices for any 20 trading days within any 30 trading-day period, or the Trading Period, following December 18, 2019, the date of the closing of the Business Combination:

(i) during any Trading Period prior to March 31, 2023, 10,000,000 Earnout Shares upon the achievement of a volume-weighted average price of at least $17.50 per share, or the First Earnout Milestone; and

(ii) during any Trading Period prior to March 31, 2025, 10,000,000 Earnout Shares upon the achievement of a volume-weighted average price of at least $31.50 per share, or the Second Earnout Milestone.

On May 12 and September 17, 2020, we achieved the First Earnout Milestone and the Second Earnout Milestone, respectively. Accordingly, we issued all of the 20,000,000 Earnout Shares to the Sellers (including 17,547,938 Earnout Shares issued to RSL) during the year ended March 31, 2021.

Registration Rights

We have entered into an amended and restated registration rights agreement which provides certain holders of our securities registration rights with respect to such securities. In May 2019, HSAC entered into a registration rights agreement with the Sponsor, pursuant to which the Sponsor was granted certain rights relating to the registration of securities of HSAC held by the Sponsor.

In September 2019, HSAC, the Sponsor and the Sellers entered into an amended and restated registration rights agreement, or the Registration Rights Agreement, which became effective as of the closing of the Business Combination. Under the Registration Rights Agreement, the Sponsor and the Sellers hold registration rights that obligate us to register for resale under the Securities Act all or any portion of the Registrable Securities (as defined in the Registration Rights Agreement) held by the Sponsor and the Sellers. Each of the Sponsor, RSL and stockholders holding a majority-in-interest of all such Registrable Securities will be entitled to make a written demand for registration under the Securities Act of all or part of their Registrable Securities, so long as such shares are not then restricted under the lock-up agreements described above. Subject to certain exceptions, if we propose to file a registration statement under the Securities Act with respect to our securities, under the Registration Rights Agreement, we will give notice to the Sponsor and the Sellers as to the proposed filing and offer such stockholders an opportunity to register the resale of such number of their Registrable Securities as they request in writing, subject to certain exceptions. In addition, subject to certain exceptions, such stockholders will be entitled under the Registration Rights Agreement to request in writing that we register the resale of any or all of their Registrable Securities on Form S-3 or any other registration statement that may be available at such time.

RSL Promissory Note

In July 2019, ISG issued a promissory note to RSL in the amount of $2.9 million, or the July Promissory Note. The July Promissory Note had a 180-day term and was payable on demand upon the expiration of the term. In May 2020, the July Promissory Note was fully paid and settled.

Affiliate Services Agreements

ISL has entered into services agreements with each of RSI and RSG, wholly owned subsidiaries of our controlling stockholder RSL, each as further described below. Pursuant to these services agreements, ISL incurred expenses inclusive of the mark-up under these agreements, of $0.5 million for the year ended March 31, 2022 and $1.3 million for the year ended March 31, 2021. Excluded from the services agreements are allocations to us of stock-based compensation expense of RSL common share awards and options issued by RSL to employees of Roivant based on the relative percentage of time utilized by Roivant employees on our matters, as well as for the RSL RSUs previously discussed. These allocations of stock-based compensation were $1.1 million for the year ended March 31, 2022 and $0.2 million for the year ended March 31, 2021.

Dr. Venker is currently employed as President and Chief Operating Officer by RSI, Mr. Fromkin is currently employed as Vant Portfolio Operating Partner of RSI and Dr. Torti is currently employed as Vant Chair of RSI.

Roivant Sciences, Inc. Services Agreement

Effective as of August 20, 2018, ISL and its wholly owned subsidiaries, IMVT Corporation (formerly Immunovant, Inc.) and ISG, entered into a services agreement with RSI, a wholly owned subsidiary of RSL, or the RSI Services Agreement, pursuant to which RSI provides ISL with various services, including, but not limited to, services related to development, administrative and financial activities. We expect that our reliance on RSI will decrease over time as we and our subsidiaries continue to hire the necessary personnel to manage the development and potential commercialization of batoclimab or any future product candidates.

Under the terms of the RSI Services Agreement, we are obligated to pay or reimburse RSI for the costs we, or third parties acting on our behalf, incur in providing services to us. In addition, we are obligated to pay to RSI a pre-determined mark-up on costs incurred by us in connection with any general and administrative and support services as well as research and development services.

Administrative and support services include, but are not limited to, general administrative, accounting, tax, and information and technology services. Research and development services include, but are not limited to, drug discovery and development from target identification through regulatory approval.

Under the RSI Services Agreement, RSI has agreed to indemnify ISL, IMVT Corporation and ISG, and each our respective officers, employees and directors against all losses arising out of, due to or in connection with the provision of services (or the failure to provide services) under the RSI Services Agreement, subject to certain limitations set forth in the RSI Services Agreement. In addition, ISL, IMVT Corporation and ISG have agreed to indemnify RSI and its affiliates and their respective officers, employees and directors against all losses arising out of, due to or in connection with the receipt of services under the RSI Services Agreement, subject to certain limitations set forth in the RSI Services Agreement. Such indemnification obligations will not exceed the payments made by ISL, by IMVT Corporation and by ISG under the RSI Services Agreement for the specific service that allegedly caused or was related to the losses during the period in which such alleged losses were incurred. The term of the RSI Services Agreement will continue until terminated upon 90 days’ written notice by RSI or by either IMVT Corporation or ISG with respect to the services either such party receives thereunder.

Roivant Sciences GmbH Services Agreement

Effective as of August 20, 2018, ISG entered into a services agreement with RSG, a wholly owned subsidiary of RSL, or the RSG Services Agreement, pursuant to which RSG provides ISG with various services, including, but not limited to, services related to development, administrative and financial activities. We expect that reliance on RSG by ISG will decrease over time as ISG hires the necessary personnel to manage the development and potential commercialization of batoclimab or any future product candidates.

Under the terms of the RSG Services Agreement, ISG is obligated to pay or reimburse RSG for the costs it, or third parties acting on its behalf, incur(s) in providing services to ISL. In addition, ISG is obligated to pay to RSG a pre-determined mark-up on costs incurred by it in connection with any general and administrative and support services as well as research and development services.

Administrative and support services include, but are not limited to, general administrative, accounting, tax, and information and technology services. Research and development services include, but are not limited to, drug discovery and development from target identification through regulatory approval.

Under the RSG Services Agreement, RSG has agreed to indemnify ISG, and each of its officers, employees and directors against all losses arising out of, due to or in connection with the provision of services (or the failure to provide services) under the RSG Services Agreement, subject to certain limitations set forth in the RSG Services Agreement. ISG has also agreed to indemnify RSG and its affiliates and their respective officers, employees and directors against all losses arising out of, due to or in connection with the receipt of services under the RSG Services Agreement, subject to certain limitations set forth in the RSG Services Agreement. Such indemnification obligations will not exceed the payments made by ISG under the RSG Services Agreement for the specific service that allegedly caused or was related to the losses during the period in which such alleged losses were incurred. The term of the RSG Services Agreement will continue until terminated by RSG or ISG upon 90 days’ written notice.

RSL Information Sharing and Cooperation Agreement

In December 2018, ISL entered into an amended and restated information sharing and cooperation agreement or the Cooperation Agreement, with RSL. The Cooperation Agreement, among other things: (1) obligates ISL to deliver to RSL periodic financial statements and other information upon reasonable request and to comply with other specified financial reporting requirements; (2) requires ISL to supply certain material information to RSL to assist it in preparing any future SEC filings; and (3) requires ISL to implement and observe certain policies and procedures related to applicable laws and regulations. ISL has agreed to indemnify RSL and its affiliates and their respective officers, employees and directors against all losses arising out of, due to or in connection with RSL’s status as a stockholder under the Cooperation Agreement and the operations of or services provided by RSL or its affiliates or their respective officers, employees or directors to ISL or any of our subsidiaries, subject to certain limitations set forth in the Cooperation Agreement. No amounts have been paid or received under this agreement; however, ISL believes this agreement is material to our business and operations.

Subject to specified exceptions, the Cooperation Agreement will terminate upon the earlier of (1) the mutual written consent of the parties or (2) the later of when RSL no longer (a) is required by U.S. GAAP to consolidate our results of operations and financial position, account for its investment in ISL under the equity method of accounting or, by any rule of the SEC, include our separate financial statements in any filings it may make with the SEC and (b) has the right to elect directors constituting a majority of the Board.

RSI Subleases

In June 2020, we entered into two sublease agreements with RSI for two floors of the building we currently occupy as our headquarters in New York. The subleases will expire on February 27, 2024 and April 29, 2024, respectively, and have scheduled rent increases each year. During the year ended March 31, 2022, we incurred $1.2 million in rent expense and paid $1.2 million in cash related to contractual rent obligations under the operating leases. See “Part II, Item 8. Financial Statements and Supplementary Data, Note 9 – Leases” in our Annual Report on Form 10-K for the year ended March 31, 2022 for a discussion of the subleases we entered into with RSI.

RSL Share Purchase Agreement

In August 2021, we and RSL entered into a share purchase agreement pursuant to which we issued 17,021,276 shares of our common stock to RSL at a per share price of $11.75 and received aggregate net proceeds of $200.0 million.

Lokavant, Inc. (“Lokavant”) Master Subscription Agreement and Statement of Work

In September and November 2021, respectively, we entered into a master subscription agreement and a related statement of work, or the Lokavant Agreements, with Lokavant, under which Lokavant agreed to provide access to their clinical intelligence software platform for the purpose of the integration, analysis, and monitoring of our data. Under the Lokavant Agreements, the Company will pay a fixed fee to Lokavant of $150,000 per year, to be paid in quarterly installments. The term of the Lokavant Agreements will continue until terminated by us or Lokavant, as applicable, upon 90 days’ written notice prior to the expiration of each one-year term. For the year ended March 31, 2022, we were charged $75,000 by Lokavant under the Lokavant Agreements.

Employment Arrangements

Prior to the Business Combination, each of our executive officers was employed by our wholly owned subsidiary, IMVT Corporation (formerly Immunovant, Inc.), and provides services to ISL pursuant to an inter-company services agreement between ISL and IMVT Corporation and ISG. Each of our executive officers has an employment agreement with us that sets forth the initial terms and conditions of employment.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers. These indemnification agreements provide the directors and executive officers with contractual rights to indemnification and expense advancement.

Related Person Transaction Policy

We have adopted a related person transaction policy that sets forth our procedures for the identification, review, consideration and approval or ratification of related person transactions. A related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any related person are, were or will be participants in which the amount involved exceeds $120,000. Transactions involving compensation for services provided to us as an employee or director are not covered by this policy. A related person is any executive officer, director or beneficial owner of more than 5% of any class of our voting securities, including RSL, and any of their respective immediate family members and any entity owned or controlled by such persons.

Under the policy, if a transaction has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, our management must present information regarding the related person transaction to our Audit Committee, or, if Audit Committee approval would be inappropriate, to another independent body of the Board, for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, we will collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder to enable us to identify any existing or potential related-person transactions and to effectuate the terms of the policy. In addition, under the Code of Conduct our employees and directors will have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest. In considering related person transactions, the Audit Committee, or other independent body of the Board, will take into account the relevant available facts and circumstances including, but not limited to:

•the risks, costs and benefits to us;

•the impact on a director’s independence in the event that the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

•the availability of other sources for comparable services or products; and

•the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

The policy requires that, in determining whether to approve, ratify or reject a related person transaction, the Audit Committee, or other independent body of the Board, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our stockholders, as the Audit Committee, or other independent body of the Board, determines in the good faith exercise of its discretion.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of proxy materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Immunovant stockholders will be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive separate Notice of Internet Availability Proxy Materials, please notify your broker or notify us by sending a written request to: Immunovant, Inc., 320 West 37th Street, New York, New York 10018, Attn: Secretary or by contacting our Secretary at (917) 580-3099.

Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

/s/ Peter Salzmann, M.D.

Peter Salzmann, M.D.
Chief Executive Officer

June 30, 2022

A copy of our Annual Report to the Securities and Exchange Commission on Form 10-K for the year ended March 31, 2022 is available without charge upon written request to: Secretary, Immunovant, Inc., 320 West 37th Street, New York, New York 10018.

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IMMUNOVANT, INC.
320 WEST 37TH STREET
NEW YORK, NY 10018

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VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D88069-P74771

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

IMMUNOVANT, INC.

The Board of Directors recommends you vote FOR ALL of the following director nominees:

	For All	Withhold All	For All Except
1. Election of three directors, each to hold office until our 2023 Annual Meeting of Stockholders:	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Peter Salzmann, M.D., M.B.A.
02) Douglas Hughes
03) George Migausky

The Board of Directors recommends you vote FOR the following proposal:	For	Against	Abstain
2. Ratification of the selection by the Audit Committee of our Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2023.	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:	For	Against	Abstain
3. Non-binding, advisory vote on the compensation of our named executive officers.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

D88070-P74771

IMMUNOVANT, INC.
Annual Meeting of Stockholders
August 17, 2022 2:30 PM EDT
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Peter Salzmann, M.D., M.B.A. and Eva Renee Barnett, M.B.A., or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of IMMUNOVANT, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 2:30 PM EDT on August 17, 2022, via www.virtualshareholdermeeting.com/IMVT2022, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side